                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement (File No. 333-29671) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-3, of our report dated September 30, 1997 (relating to the financial statements of Partnerships of Acquired Hotels as of December 31, 1996 and 1995 and for the years then ended) appearing in Form 8-K/A No. 1 dated September 30, 1997 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company incorporated by reference in this Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas

October 23, 1997